UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2021

Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2021, Seelos Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Lind Global Asset Management V, LLC (the “Investor”) pursuant to which, among other things, on November 23, 2021 (the “Closing Date”), the Company issued and sold to the Investor, in a private placement transaction (the “Private Placement”), in exchange for the payment by the Investor of $20,000,000, (1) a convertible promissory note (the “First Note”) in an aggregate principal amount of $22,000,000 (the “Principal Amount”), which will bear no interest until the first anniversary of the issuance of the First Note and will thereafter bear interest at a rate of 5% per annum, and mature on November 23, 2024 (the “Maturity Date”), and (2) 534,759 shares (the “Closing Shares”) of common stock of the Company, par value $0.001 per share (“Common Stock”).

At the first anniversary of the Closing Date, the Company shall have the option, at its sole discretion, to issue to the Investor a convertible promissory note (the “Second Note”) in the principal amount of $11,000,000 in exchange for the payment by the Investor of $10,000,000. At the earlier of (i) the two-year anniversary of the Closing Date, or (ii) the successful readout for SLS-005 in ALS, and subject to the mutual agreement of the Company and the Investor, the Company shall issue to the Investor a convertible promissory note (the “Third Note”) in the principal amount of $11,000,000 in exchange for the payment by the Investor of $10,000,000. In the event of the filing of a new drug application with the U.S. Food & Drug Administration for either SLS-002 or SLS-005, and subject to the mutual agreement of the Company and the Investor, the Company shall issue to the Investor a convertible promissory note (the “Fourth Note”, and collectively with the First Note, the Second Note, and the Third Note, the “Notes”) in the principal amount of $11,000,000 in exchange for the payment by the Investor of $10,000,000. The Second Note, the Third Note and the Fourth Note, if issued, would be in substantially the same form as the First Note.

At any time following August 23, 2022, from time to time and before the Maturity Date, the Investor shall have the option to convert any portion of the then-outstanding Principal Amount of the First Note into shares of Common Stock at a price per share of $6.00, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions (the “Conversion Price”). At any time prior August 23, 2022, the Company shall have the right to prepay, in whole or in part (exercisable by the Company at any time or from time to time during such period), up to an aggregate of $14,666,667 of the outstanding Principal Amount of the First Note with no penalty. If the Company does not prepay any amounts of the First Note prior to August 23, 2022 then, commencing August 23, 2022, the Company shall have the right to prepay, in whole or in part (exercisable by the Company at any time or from time to time prior to the Maturity Date), up to the full remaining Principal Amount of the First Note with no penalty; however, if the Company exercises such prepayment right, the Investor will have the option to convert up to thirty-three and one-third percent (33 1/3%) of the amount that the Company elects to prepay at the Conversion Price. If the Company prepays any amounts of the First Note prior to August 23, 2022 then, commencing November 23, 2022, the Company shall have not have the right to prepay any amounts of the First Note between August 23, 2022 to November 23, 2022 and, commencing November 23, 2022, the Company shall have the right to prepay, in whole or in part (exercisable by the Company at any time or from time to time prior to the Maturity Date) up to the full remaining Principal Amount of the First Note with no penalty; however, if the Company exercises such prepayment right, the Investor will have the option to convert up to thirty-three and one-third percent (33 1/3%) of the amount that the Company elects to prepay at the Conversion Price.

The Company intends to use the proceeds from the Private Placement for general corporate purposes and to advance the development of its product candidates.

Subject to certain exceptions, the Company will be required to direct proceeds from any subsequent debt financings (including subordinated debt, convertible debt or mandatorily redeemable preferred stock but other than purchase money debt or capital lease obligations or other indebtedness incurred in the ordinary course of business) to repay the Notes, unless waived by the Investor in advance.

Beginning on November 23, 2022, the First Note will amortize in twenty-four monthly installments equal to the quotient of (i) the then-outstanding Principal Amount of the First Note, divided by (ii) the number of months remaining until the Maturity Date. All amortization payments shall be payable, at the Company’s sole option, in cash, shares of Common Stock or a combination of both. In addition, commencing on the last business day of the first month following November 23, 2022, the Company will pay, on a monthly basis, all interest that has accrued and remains unpaid on the then-outstanding Principal Amount of the First Note. Any portion of an amortization payment or interest payment that is paid in shares of Common Stock shall be priced at 90% of the average of the five lowest daily volume weighted average prices of the Common Stock during the 20 trading days prior to the date of issuance of the shares. If, after the first amortization payment, the Company elects to make any amortization payments in cash, the Company shall pay a 5% premium on each cash payment.

In conjunction with the Securities Purchase Agreement and the First Note, on the Closing Date, the Company and the Investor entered into a security agreement (the “Security Agreement”), which provides the Investor with a first priority lien on the Company’s assets and properties.

The Securities Purchase Agreement contains customary representations and warranties of the Company and the Investor. In addition, the First Note contains restrictive covenants and event of default provisions that are customary for transactions of this type.

The foregoing summaries of the Securities Purchase Agreement, the First Note and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the copies of the Securities Purchase Agreement and Form of Note filed herewith as Exhibits 10.1, 4.1 and 10.2, respectively.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

The First Note, the Closing Shares and the shares of Common Stock issuable upon conversion of the First Note (collectively, the “Securities”), if any, were offered and sold or will be offered and sold, as applicable, to the Investor on November 23, 2021 in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investor represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities have not been registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, notes or any other securities of the Company.

Item 8.01. Other Events.

On November 24, 2021, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

4.1+	Form of Convertible Promissory Note due November 23, 2024.

10.1+	Securities Purchase Agreement, dated as of November 23, 2021, by and between Seelos Therapeutics, Inc. and Lind Global Asset Management V, LLC.

10.2	Security Agreement, dated as of November 23, 2021, by and between Seelos Therapeutics, Inc. and Lind Global Asset Management V, LLC.

99.1	Press Release, dated November 24, 2021.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

+	Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: November 24, 2021	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer and President